EXHIBIT 10

                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT ("the Agreement"), is made and entered into July 1, 1996, by and between LOUISIANA BANK & TRUST COMPANY (formerly Acadia State Bank) (the "Bank") and JOHN S. SYLVEST (the "Executive").

         WHEREAS, the Bank wishes to encourage the continued employment of the Executive and to alleviate Executive's concerns about a possible loss of or substantial change in employment in the event of a Change in Control as defined herein in order to enable Executive to perform his duties more effectively.

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby enter into this Severance Agreement.

         1. Triggering Events. Upon the occurrence of one of the following described events (defined herein as a "Triggering Event") within the 12 months preceding or the 24 months following a Change in Control (as defined in Section 4 hereof) and, with respect to the events described in subsections (b) through
(g) below, Executive's resignation as a result thereof, Executive shall be entitled to the benefits described in Section 2 hereof:

(a) Executive's employment is terminated other than for Cause (as defined in Section 4 hereof);

(b) Without the prior written consent of Executive, Executive is assigned duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held or exercised by Executive as of the date of this Agreement or actions are taken which result in a significant diminution in the position, authority, duties or responsibilities of Executive from those held or exercised by Executive as of the date of this Agreement;

(c) Executive reasonably determines that as a result of a Change in Control, Executive is unable to exercise substantially the authority, duties, or responsibilities exercised by Executive as of the date of this Agreement;

(d) Without the prior written consent of Executive, (i) Executive's business office is changed from the Bank's main office as of the date of this Agreement and, as a result of this change, Executive's commuting distance one way is more than 25 miles or (ii) Executive is required by the terms of

     Executive's employment to be away from such business office for more than 30 days in any calendar year;

(e) Executive's Annual Base Salary (as defined in Section 4 hereof) is reduced (unless such reduction is part of a reduction uniformly applicable to all officers of the Bank);

(f) The employee benefits to which Executive is entitled immediately prior to a Change in Control are reduced or terminated (unless, with respect to a reduction, such reduction is part of a reduction uniformly applicable to all officers of the Bank);

(g) Upon a sale, merger or consolidation of the Bank, the failure of the purchasing, surviving or new company to acknowledge this Agreement and to assume and become subject to all of its terms and conditions.

         2.  Benefits. If Executive becomes entitled to benefits pursuant to
Section 1 of this Agreement Executive shall be entitled to:

(a) An amount equal to two (2) times the Executive's Annual Base Salary (as defined in Section 4 hereof), payable to Executive (or to Executive's beneficiary in the event of the death of Executive before payment has been made), in one lump sum within thirty (30) days after the date of Executive's termination or the effective date of the Executive's resignation; and

(b) For a period of 24 months from the date of Executive's termination, payment of all health, dental, life, disability and other insurance premiums that the Bank or any successor or purchasing corporation had been providing to the Executive during the 12 calendar months preceding the Executive's termination, or, if greater, payment of all health, dental, life, disability and other insurance premiums that the Bank or any successor or purchasing corporation was providing to any similarly situated executive officers at the time of the Executive's termination.

         3. Notice of Claim by Executive. Within 6 months of the later of the occurrence of a Triggering Event or a Change in Control, Executive shall notify the Bank or any successor or purchasing corporation in writing that a Triggering Event and a Change in Control has occurred and that Executive has elected to receive payment of the benefits provided for herein and that, if the Triggering Event is one described in Sections 1(b) through (g), Executive has resigned as a result thereof. Failure of Executive to provide such notice in a timely fashion shall relieve the Bank from any obligation to make a payment pursuant to this Agreement.

         Within five (5) days after receiving notice of the Executive's election to receive benefits under the Plan, the Board of Directors of the Bank or any successor or purchasing corporation, as the case may be, or a committee of directors designated by the appropriate board for this purpose, shall call a meeting to hear and consider the Executive's claim. The Executive shall be given notice of the meeting, and the Executive, along with Executive's legal counsel, shall be entitled to be heard before the Board or committee. After the hearing, if the Board or committee determines that the Executive is not entitled to the benefits provided by this Agreement, the Board or committee must provide written notice to the Executive, within five (5) days after the hearing, that his claim for benefits has been denied. The notice shall set forth
(i) the specific reasons for such denial, (ii) specific reference to pertinent provisions of the Agreement on which the denial is based and (iii) a statement that any appeal of denial must be made within thirty (30) days after receipt of the notice of denial by giving the Board or committee written notice of such appeal. If the Executive fails to appeal such action to the Bank or such purchasing or successor corporation in writing within the prescribed period of time, the Bank or the corporation's adverse determination shall be final, binding and conclusive. If the Executive files a timely written notice of appeal, the Bank or any successor or purchasing corporation shall submit the Executive's appeal to arbitration as provided in Section 15 herein within 15 days of receipt of the Executive's written notice of appeal.

         4. Definitions. As used herein, the following terms shall have the meanings set forth below:

(a) Annual Base Salary. "Annual Base Salary" shall mean $94,250 (Ninety- four Thousand, Two Hundred and Fifty Dollars), Executive's annual base pay in effect as of the date of this Agreement, plus any increases in annual base pay received by Executive from the date of this Agreement to the date of his termination or resignation (exclusive of bonuses or other incentive payments). Any rights that Executive has to fees as a Director of the Bank are included in his annual base pay

(b) Cause. The term "Cause" shall mean commission of a felony or of a crime involving moral turpitude, unexcused absence from work for more than 15 days in any twelve-month period (excluding approved periods of vacation or excused or protected absences) or the continuing and material breach by Executive of his obligations in effect as of the date of this Agreement which is committed in bad faith and which is not remedied in a reasonable period of time after receipt of written notice from the Board of Directors of the Bank or any purchasing or successor corporation, as the case may be, specifying such breach.

     Not withstanding the foregoing, Executive's employment shall not be deemed to be terminated for Cause unless and until there shall be delivered to Executive a copy of a resolution duly adopted by the affirmative vote of no less than three-fourths of the entire membership of the Board of Directors of the Bank or the purchasing or successor corporation, as the case may be, at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an oportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Cause existed for Executive's termination, and specifying the facts and circumstances constituting Cause.

(c) Change in Control. A "Change in Control" shall be deemed to have taken place upon the occurrence of any of the following events (either at one time or in stages over any consecutive 24-month period, in which event the Change in Control shall be deemed to have taken place at the time of the last act necessary to constitute a Change in Control):


          (i) The sale by the Bank of all or substantially all of its assets to one or more purchasers;

          (ii) The sale, exchange or other alienation of 35% or more of the outstanding stock of the Bank as of the date of this Agreement to any person who is not a shareholder of the Bank as of the date of this Agreement;

          (iii) The sale, exchange, issuance, option or other alienation of a number of shares (whether now or hereafter authorized) that equal 35% or more of the authorized and unissued stock of the Bank as of the date of this Agreement to any person who is not a shareholder of the Bank as of the date of this Agreement;

          (iv) The resignation, removal or replacement of 3 or more of the members of the Board of Directors of the Bank as of the date of this Agreement;

          (v) A merger or consolidation of the Bank in which the shareholders of the Bank receive less than 65% of the outstanding voting shares of the new or surviving corporation.

         5. Notices. All notices and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed as follows:

                       If to Executive:

                           John S. Sylvest
                           P.O. Box 1543
                           Gramercy, LA 7005



                       If to the Bank:

                           Louisiana Bank & Trust Company
                           7142 Florida Boulevard
                           Baton Rouge, LA 70806
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6. Fees and Expenses of Executive. If it shall be necessary or desirable for Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any of Executive's rights under this Agreement, Bank shall pay Executive's reasonable attorney's fees and costs and expenses in connection with the enforcement of such rights, except in the event that final, non-appealable judgment is entered in favor of Bank against Executive and except as provided in Section 14 hereof.

         7. Governing   Law.    The   provisions  of  this  Agreement  shall  be
interpreted and construed in accordance with and enforcement may be had under the law of the State of Louisiana.

         8. Successors to the Corporation. Except to the extent otherwise set forth in any other provision of this Agreement, (a) this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and (b) the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Bank) ("Successor") to assume expressly in writing and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

         9. Severability. If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

         10. Entire Agreement; Amendment. This Agreement sets forth the entire agreement of the parties hereto and supersedes all prior agreements, understandings and covenants (except as otherwise provided herein) with respect to the subject matter hereof. This Agreement may be amended or cancelled only by mutual agreement of the parties and only in writing.

         11. Regulatory Matters. If any regulatory agency with supervisory authority over the Bank, pursuant to statutory authority lawfully orders the Bank not to comply with any of its obligations under this Agreement, the Bank, upon approval of its Board of Directors and after providing Executive and Executive's legal counsel an opportunity to be heard with respect to the matter, may comply with the terms of this Agreement only to the extent possible under the terms of such order without any penalty or other consequence, monetary or otherwise, to any party to this Agreement. If three-fourths of the Board of Directors makes a good faith determination that compliance with the terms of this Agreement would constitute an unsafe or unsound banking practice, result in a violation of law or regulation or result in the Bank or the Corporation becoming undercapitalized or being placed in an unsafe or unsound condition, and after providing Executive and Executive's legal counsel an opportunity to be heard with respect to the matter, the Bank may comply with the terms of this Agreement to the extent that compliance would not constitute an unsafe or unsound banking practice or result in the Bank becoming undercapitalized or being placed in an unsafe or unsound condition without any penalty or other consequence, monetary or otherwise. In such event, the Board of Directors shall reconsider its decision annually each year for 5 years and shall, during that time period, comply with any unfulfilled terms of this Agreement if it determines that such compliance would not constitute an unsafe or unsound banking practice, result in a violation of law or regulation or result in the Bank becoming undercapitalized or being placed in an unsafe or unsound condition.

         12. No Setoff. The Bank shall have no right of offset or counterclaim against Executive in respect of any claim, debt or obligation provided for in this Agreement.

         13. Nonalienation of Benefits. All rights and benefits under this Agreement (other than benefits payable to Executive's beneficiary upon the death of Executive pursuant to Section 2 hereof) are personal to Executive and neither this Agreement nor any right or interest of Executive arising under this Agreement is subject to voluntary or involuntary alienation, sale, transfer or assignment by Executive without the prior written consent of the Bank.

         14. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

(a) The demand for arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the form existing at the time the arbitration is initiated.

(b) There shall be a single arbitrator who shall be an attorney and whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the American Arbitration Association.

(c) The jurisdiction of the arbitrator and the arbitrability of any issue raised by the parties shall be decided by the arbitrator in the first instance.

(d)  The venue of any arbitration shall be in the State of Louisiana.

(e) Notwithstanding any provisions of the Louisiana Code of Civil Procedure or the Commercial Arbitration Rules of the American Arbitration Association to the contrary, each party shall have all of the rights of discovery pertaining to civil litigation as provided in the Louisiana Code of Civil Procedure. Unless the parties otherwise agree, any arbitration conducted hereunder shall be in accordance with the rules of evidence existing in the State of Louisiana at the time of the arbitration.

(f) Insofar as possible, sufficient time shall be designated in consecutive business days to allow for completion of the arbitration proceedings without interruptions or adjournments.

(g) Bank shall pay the costs and expenses of arbitration unless the arbitrator finds that the position of Executive in such arbitration was without substantial justification or frivolous, in which event the arbitrator may assess any portion or all of such costs and expenses against Executive.

         IN WITNESS WHEREOF, this Severance Agreement having been duly approved by resolution of the Board of Directors at a meeting held on June 20, 1996, the parties hereto enter into this Agreement effective as of the date first set forth above.

                                                LOUISIANA BANK & TRUST COMPANY


                                                By: /s/ Joan L. Gonzales
                                                Name:  Joan L. Gonzales
                                                Title: Secretary



                                                /s/ John S. Sylvest
                                                John S. Sylvest